EXHIBIT 99.1

REVOCABLE PROXY

PARTNERS TRUST FINANCIAL GROUP, INC.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

This proxy is solicited on behalf of the Board of Directors

SPECIAL MEETING OF STOCKHOLDERS •, 2004		1.	The approval of a plan of conversion and reorganization, dated December 23, 2003, as amended, pursuant to which Partners Trust, MHC will convert from mutual to stock form and Partners Trust Financial Group, Inc., a federal corporation, and Partners Trust, MHC will be merged into SBU Bank, and Partners Trust Financial Group will be succeeded by a new Delaware corporation with the same name, which will be the new holding company for SBU Bank (Proposal 1).

The undersigned stockholder of Partners Trust Financial Group, Inc. (the “Company”) hereby appoints John A. Zawadzki and Steven A. Covert, or either one of them, with full power of substitution, as proxies to cast all votes that the undersigned stockholder is entitled to cast at the special meeting of stockholders (the “Special Meeting”) to be held at • a.m. Eastern Time on •, 2004, at the Radisson Hotel, 220 Genesee Street, Utica, New York 13501, and at any adjournments or postponements thereof, upon the following matters. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.

			FOR	AGAINST	ABSTAIN
			☐	☐	☐

		2.	The adoption of the Agreement and Plan of Merger, dated December 23, 2003, by and between Partners Trust Financial Group, Inc., a federal corporation, SBU Bank, Wicked Acquisition Corporation, Partners Trust, MHC, and BSB Bancorp, Inc. (Proposal 2).

			FOR	AGAINST	ABSTAIN
			☐	☐	☐

Please be sure to sign and date this proxy in the box below.	Date	3.	The proxies are authorized to vote upon such other business as may properly come before the Special Meeting and any adjournments or postponements of the meeting, in accordance with the determination of a majority of the Company’s Board of Directors.

Stockholder sign above	Co-holder (if any) sign above

		Please check box if you plan to attend the Special Meeting.				☐

é Detach above card, sign, date and mail in postage paid envelope é

PARTNERS TRUST FINANCIAL GROUP, INC.

This proxy will be voted as directed by the undersigned stockholder. Unless contrary instructions are given, this proxy will be voted FOR Proposal 1, FOR Proposal 2, and in accordance with the determination of a majority of the Company’s Board of Directors as to any other matters. The above signed stockholder may revoke this proxy at any time before it is exercised by delivering to the Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Special Meeting and voting in person. The above signed stockholder hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the Joint Proxy Statement/Prospectus.

Please date and sign exactly as your name(s) appear(s) hereon. Each executor, administrator, trustee, guardian, attorney-in-fact, and any other fiduciary should sign and indicate his or her full title. When stock has been issued in the name of two or more persons, all should sign.

If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

PLEASE ACT PROMPTLY

SIGN, DATE & MAIL YOUR PROXY CARD TODAY